Exhibit 10.1

SECOND AMENDMENT TO THE INVESTMENT AGREEMENT

EXECUTED ON 24 OCTOBER 2013

This Second Amendment to the Investment Agreement (hereinafter referred to as this “Second Amendment”) is made as of 08 August, 2014, by and among (the “Parties”):

COURIER BRASIL HOLDINGS LTDA., a company duly organized and validly existing under the laws of Brazil, with head office in the city of São Paulo, State of São Paulo, at Rua José Bonifácio, 278, Room 417, Centro, Zip Code 01003-000, duly enrolled with the CNPJ/MF under No. 18.528.386/0001-74 (hereinafter referred to as “Investor” or “Courier”);

WALTER LUIZ ANTICAGLIA FILHO, Brazilian citizen, married, bearer of ID card No.16667830, enrolled with the Individual Taxpayers Registry of the Ministry of Finance (“CPF/MF”) under No. 063.717.038-54, resident and domiciled at Rua Professor Pedreira de Freitas, 820, apt. 31, Tatuape, City and State of São Paulo, Zip Code 03312-050 (hereinafter referred to simply as “Walter” or “Founding Shareholder”);

JULIANA COELHO SIQUEIRA ANTICAGLIA, Brazilian citizen, bearer of ID card No. 6093996, enrolled with the CPF/MF under No. 030.979.756-08, resident and domiciled at Rua Professor Pedreira de Freitas, 820, apt. 31, Tatuape, City and State of São Paulo, Zip Code 03312-050 (hereinafter referred to simply as “Juliana” and together with Walter, “Shareholders”); and

DIGITAL PAGE GRAFICA E EDITORA S.A., a corporation duly organized and validly existing under the laws of Brazil, with head office in the city of Guarulhos, State of São Paulo, at Rua Urbano Santos, 901, Sítio dos Britos, Zip Code 07182-320, enrolled with the CNPJ/MF under No. 10.752.175/0001-09 hereby represented by its undersigned legal representative (hereinafter referred to as “Digital Page” or the “Company”);

WHEREAS:

A) On October 24, 2013, the Parties executed the Investment Agreement (“Investment Agreement”), in which Parties agreed on Courier investment structure and conditions into the Company, with an originally expected closing date in January 2014. Since the company was in need of funds to honor debts, upgrade equipments, and working capital prior to closing, Courier agreed and performed a loan (“Loan”) of four million Reais (R$ 4,000,000.00) to the Company as per Loan Agreement of October 24, 2013, (“Loan Agreement”), followed by an additional loan of six million, one hundred and thirty six thousand, nine hundred and thirteen Reais (R$6,136,913.00) (“Additional Loan”) to the Company as per Additional Loan Agreement of December 20, 2013 (“Additional Loan Agreement”).

B) The closing did not occur on January 2014 due to discrepancies and inaccuracies on the Company’s accounting and financial statements information. The Parties then agreed to work in determining the Company’s accurate financial conditions, use a determined month balance sheet audited by Delloite Touche as a reference, and discuss the investment structure.

C) The Parties has agreed to a new investment structure in which Courier shall invest in shares representing 60% of the Company’s capital stock, (i) through the subscription of one million, one hundred and fifty thousand (1,150,000) newly issued shares with no par value, in the total amount of eighteen million seven hundred fifty thousand Reais (R$18,750,000.00) which shall be partially paid-in with: (a) the R$ 4,000,000.00 (four million Reais) of credits arising from the Loan amount; and (b) any amount of credits arising from Additional Loan amounts; through conversion into capital and funds from Courier at the Closing Date” (“Subscribed Shares);  and (ii) through the purchase of eighty thousand (80.000) common shares with no par value from Founding Shareholder, in the total amount of one million, two hundred and fifty thousand Reais (R$ 1,250,000.00), in a total amount of twenty million Reais (R$ 20,000,000.00);

D) The Parties further agreed in the following changes: (i) maintaining the mandatory dividends at 10% until December 31, 2018 and increasing it to 20% from January 01, 2019; (ii) re determining the bonuses of the Founding Shareholder as set forth in the First Amendment to the Shareholders Agreement; (iii) determine one additional bonus in the amount of two hundred and fifty thousand Reais (R$ 250,000.00) to the Founding Shareholder in case an eight million Reais EBITIDA amount it reached in 2014 (iv) as established in the First Amendment to the Shareholders Agreement, maintaining the Call Option (except for a termination without Cause and defining the reasons for Cause), providing equal treatment for both Founding Shareholder and Courier in respect to Tag Along rights, adding Drag Along rights for the Investor and deleting the Put Option to the Investor; (v) establish a Lock-up period up to 31 December 2018 in which the Parties cannot transfer their shares; (vi) provide Walter a gross total annual payment as pro-labore for acting as an officer of the Company in the total amount of R$ 400,000, which includes any and all taxes (including personal income tax), social security (INSS) and related and other ancillary fees or payments and any so called “13th month” payment, whether it is due by the Company or the Founding Shareholder; (vii) The Founding Shareholder while being an Officer of the Company and starting from January 01, 2019 will also be eligible for an additional annual gain up to an amount comparable to, and earned in accordance with similar quantitative earnings targets by, Courier plant managers pursuant to the Courier Corporation Executive Compensation Plan; and (viii)  change the fiscal year for the Company to run from 01 September to August 31.

NOW, THEREFORE, the Parties hereto have agreed to amend once again the Investment Agreement in order to reflect the following terms and conditions:

1. Paragraph 5 of the Recitals — Whereas, shall have the following new wording:

“Whereas, subject to the terms and under the conditions hereof, the Investor wishes to invest in shares of the capital stock of the Company representing sixty percent (60%) of the Company’s capital stock, through the subscription of newly issued shares with no par value, in the total amount of eighteen million seven hundred fifty thousand Reais (R$18,750,000.00), and through the purchase of common shares with no par value from Founding Shareholder, in the total amount of one million, two hundred and fifty thousand Reais (R$ 1,250,000.00);”

2. Article II - Investment, sub-item 2.1. Purpose shall be read as follows:

“2.1. Purpose. The purpose of this Investment Agreement is to regulate and set forth the terms and conditions applicable to (i) the subscription, by the Investor, of shares of the capital stock of the Company, through the subscription of one million one hundred and fifty thousand (1,150,000) newly issued registered common shares with no par value, in the total amount of eighteen million seven hundred fifty thousand Reais (R$18,750,000.00), which shall be partially paid-in with: (a) the R$ 4,000,000.00 (four million Reais) of credits arising from the Loan amount; and (b) any amount of credits arising from Additional Loan amounts; through conversion into capital at the Closing Date (“Subscribed Shares”); and, after the Subscribed Shares; (ii) the purchase, by the Investor, of shares from the Founding Shareholder, including the quotas/shares currently held by Juliana of the Company’s capital stock, through the purchase of eighty thousand (80,000) shares in the total amount of one million two hundred and fifty thousand Reais (R$1.250,000.00) (“Shares Purchased”), being Subscribed Share and Shares Purchased, together, (“Investment Amount”).”

3. Article II - Investment, sub-item 2.2.9. Corporate Structure Post Closing shall be read as follows:

“2.2.9.            Corporate Structure post Closing. Immediately following the subscription of the Subscribed Shares by the Investor, the total capital stock of the Company shall be divided into two million and fifty thousand (2,050,000) shares, distributed among the Founding Shareholder and the Investor as follows:

Shareholders	Shares	%
Investor	1,230,000	60%
Founding Shareholder	820,000	40%
Total	2,050,000	100%

4. Article II - Investment, sub-item 2.3. Use of Proceeds shall be read as follows:

“2.3.                     Use of Proceeds. The Company covenants to, and the Investor and the Founding Shareholder covenant to cause the Company to, use all of the proceeds arising from the Loan and from the Subscription Amount for payment of indebtedness of the Company, acquisition of new equipment new investments, provision of working capital of the Company, and Other activities and investments as agreed between the Parties in the course of business, as agreed in Exhibit 2.3 of the Investment Agreement at closing.”

4.1. Items (i), (ii) and (iii) of Article II - Investment, sub-item 2.3. Use of Proceeds are, therefore, being excluded from the Investment Agreement.

5. Article II - Investment, sub-item 2.4.4. shall be excluded from the Investment Agreement.

6.  Exhibit E - New By-Laws -  CHAPTER IX — FISCAL YEAR, FINANCIAL STATEMENTS AND PROFITS - Section 32 shall have the following wording:

“Section 32 - The fiscal year shall commence on September 1 and end on August 31. At the end of each fiscal year, the financial statements set forth by law shall be prepared.”

7.  The Parties agree, that the following new conditions to Closing shall be added to Section 2.4.2:

(i) The amendment to the Shareholders Agreement is executed.

(ii) The Company balance sheet as of August 31 2014 is audited by Deloitte Touche (“Audited Balance Sheet”).

(iii) The Founding Shareholder representing and warranting in addition to previously agreed representations and warranties that the Audited Balance Sheet is true and correct in all material aspects and there were no misuse of any tax credits.

(iv) The Founding Shareholder and Courier entering into an agreement detailing the pro-labore payment to Walter for acting as an Officer of the Company.

(v) Founding Shareholder acceptance of the use of proceeds acceptable to the Investor.

(vi) Repayment of the loan from the Founding Shareholder to the Company in the approximate amount of up to R$1 million, subject to confirmation of the amount by Investor, and delivery of a release from the Founding Shareholder confirming that no further loans are owed to him by the Company.

7.1. Article II — subitem 2.4.4 is hereby excluded.

8. The terms initiated herein with capital letters, unless otherwise defined in this Second Amendment to the Investment Agreement, shall have the same meanings which were attributed in the Investment Agreement.

9. All provisions of the Investment Agreement not expressly amended or modified herein shall remain in full force and effect in accordance with the terms of the Investment Agreement.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to the Investment Agreement to be duly executed in the presence of the undersigned witnesses.

São Paulo, August 08, 2014.

/s/ Taryn Nakayama
COURIER BRASIL HOLDINGS LTDA.
By: Taryn Nakayama
Title: Director

/s/ Walter Luiz A. Filho
DIGITAL PAGE GRAFICA E EDITORA S.A.
By:
Title:

/s/ Walter Luiz A. Filho
WALTER LUIZ ANTICAGLIA FILHO

/s/ Juliana Anticaglia
JULIANA COELHO SIQUEIRA ANTICAGLIA

Witnesses:
/s/ Camila Ricardo Moraes
Name:	Camila Ricardo Moraes
ID:	32.175.312-4 SSP/SP
CPF/MF:
/s/ Christiane Mello do Espirito Santo
Name:	Christiane Mello do Espirito Santo
ID:	25.779.167-X SSP/SP
CPF/MF: